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                                                                    NEWS RELEASE
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                                                           FOR IMMEDIATE RELEASE

ENGlobal Corporation


                                                   CONTACT:  Natalie S. Hairston
                                                                  (281) 878-1000
                                                                 ir@ENGlobal.com
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         ENGLOBAL ANNOUNCES ACQUISITION OF ADVANCED CONTROL ENGINEERING

HOUSTON, TX, OCTOBER 1, 2008 - ENGlobal (NASDAQ: ENG), a leading provider of engineering and related project services, today announced that its Automation business has finalized the acquisition of Advanced Control Engineering, LLC ("ACE"), a privately-held, 70-employee firm based in Mobile, Alabama. ACE specializes in the design of distributed control systems ("DCS"), primarily for the downstream processing and specialty chemical sectors.

ENGlobal purchased ACE from its four principals in exchange for cash, promissory notes, and the assumption of certain obligations. There was no stock consideration paid, or ACE debt assumed, as a result of the acquisition. Further terms of the transaction were not disclosed.

ENGlobal's strategic plan continues to target growth from accretive "tuck-in" acquisitions that provide valuable personnel resources and additional client relationships, together with an opportunity for expansion into new geographical regions. As a result of this transaction, ACE and ENGlobal expect that their combined client base will benefit from their expanded capabilities.

"We are excited to join ENGlobal," said, Mike Bosarge, P.E., Managing Partner of ACE. "We continue to see a robust automation market mainly driven by recurring DCS upgrades, and feel confident we can play a major role in ENGlobal's continued growth."

Shelly D. Leedy, P.E., President of ENGlobal Automation Group, Inc., added, "ACE's business philosophy very much complements our own, because we both benefit from strong technical expertise and a loyal client base. We expect ACE to greatly strengthen ENGlobal's position as a leading provider of automation services."

About Advanced Control Engineering
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Advanced Control Engineering, LLC (ACE) provides control system and related technical services to a variety of industries. ACE is dedicated to quality and customer satisfaction and prides itself on its completed project track record and long lasting client relationships. ACE was incorporated in 2000 by its four founders, Mike Bosarge, Matt Burton, Frank McIlwain, and Ashley Walters and currently employs approximately 70 people. For more information, please visit www.advanced-eng.com.


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        654 N. Sam Houston Parkway E. * Suite 400 * Houston, Texas 77060
                                www.ENGlobal.com

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ENGlobal Press Release
October 1, 2008
Page 2


About ENGlobal
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ENGlobal provides engineering, construction, automation, land and regulatory services principally to the energy sector throughout the United States and internationally. The Company employs approximately 2,900 employees in 21 offices and occupies over 490,000 square feet of office and fabrication space. ENGlobal has been named one of the fastest growing engineering firms in the United States and Canada by ZweigWhite in each of the last five years. Further information about the Company and its businesses is available at www.ENGlobal.com.

Safe Harbor for Forward-Looking Statements
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Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to; (1) the Company's ability to achieve its business strategy while effectively managing costs and expenses;
(2) the Company's ability to successfully and profitably integrate acquisitions; and (3) the continued strong performance of the energy sector. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings. Also, the information contained in this press release is subject to the risk factors identified in the Company's most recent Form 10-K.

Click here to join ENGlobal's email list:
http://www.b2i.us/irpass.asp?BzID=702&to=ea&s=0.



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